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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 26, 2004, except for Note 21, which is as of March 4, 2004, relating to the financial statements, which appears in TransAct Technologies Incorporated's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP

                                          PRICEWATERHOUSECOOPERS LLP


Hartford, Connecticut
October 14, 2004


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